Exhibit 99.1

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Channel Partner Reseller Agreement

This Channel Partner Reseller Agreement (“Agreement”) is entered into and agreed upon as of the Effective Date by and between iPass Inc., having a principal place of business at 3800 Bridge Parkway, Redwood Shores, CA 94065 (“iPass”), and Pareteum Corporation, having a principal business address at 100 Park Avenue, Suite 1600, New York City, New York 10017 (“Channel Partner”). Capitalized terms used in this Agreement shall be defined as set forth herein. This Agreement is comprised of the Terms and Conditions together with all Exhibits attached hereto. The undersigned represent and warrant that they are authorized as representatives of the party on whose behalf they are signing this Agreement and that they have read and agree to adhere to the Terms and Conditions as well as the exhibits attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Channel Partner:		iPass Inc.:

By:	/s/ Victor A. Bozzo	By:	/s/ Christine Gardner

Victor A. Bozzo		Christine Gardner
Printed Name		Printed Name

Chief Executive Officer		VP Finance
Title		Title

4/24/2018		04/25/2018
Date		Date

TERMS AND CONDITIONS

1.	Appointment of Channel Partner

1.1       General. iPass will make the Service available to Channel Partner in exchange for the fees referenced in the Exhibits attached hereto and incorporated herein by reference. Channel Partner may order Services using an iPass approved order form available via the iPass Portal. Each order form must reference this Agreement and each order form shall merge and incorporate the terms herein. Each order form is a separate and distinct contractual obligation.

1.2       Grant of Authority. iPass grants to Channel Partner a nonexclusive, terminable right to: (i) access and otherwise use the Licensed Software, and iPass Marks as provided in Exhibit F solely in furtherance of this Agreement and not for other internal business purposes, (ii) sell or re-license the Licensed Software, Documentation and Services to Business Entities and End Users, and (iii) install and execute the Server Software on up to three (3) designated servers and one backup server for Channel Partner and for each End User. Channel Partner accepts iPass as the exclusive provider to Channel Partner for all services of the nature of the Services. In no event may Channel Partner resell or otherwise provide the Service to any third party for purposes of further “down channel” resale of the Services, absent iPass’ notice and consent. The license granted under this Section 1.2 does not include a license or other right to use the iPass domain name and does not include the right to use the trademark or trade name of any iPass supplier or partner.

1.3       Software Delivery iPass will provide the Licensed Software to Channel Partner electronically via the iPass Portal, an iPass FTP website or on-line app store.

1.4       Account and Password Information. iPass will assign to Channel Partner a unique password and identification code used to access the Channel Partner section of the iPass Portal. Channel Partner may not transfer or share this account information with any third party. Channel Partner is solely responsible for assigning user names and passwords (“Credentials”) to End Users so that End Users may access the iPass Portal and for imposing reasonable limitations on the disclosure of such Credentials.

2.	Channel Partner Responsibilities

2.1       General. Channel Partner will use its reasonable endeavours cooperate with iPass and assist with the implementation of this Agreement and performance of the Services. Prior to deployment of the Licensed Software in a production environment, Channel Partner agrees to implement processes that will allow the Licensed Software to successfully report as specified in the Documentation.  If Channel Partner fails to implement such processes within a reasonable time following iPass’ request, iPass may elect to terminate the Agreement or Channel Partner’s use of the Licensed Software upon written notice to Channel Partner.  In such an event, Channel Partner shall be responsible for payment of all undisputed amounts due and owing to iPass under the Agreement.  In addition, Channel Partner agrees to ensure that prior to deployment of the Licensed Software in a Business Entity production environment, each Business Entity implements processes that will allow the Licensed Software to successfully report as specified in the Documentation.  If Channel Partner’s Business Entity fails to implement such processes within a reasonable time following iPass’ or Channel Partner’s request, iPass may elect to terminate the order for such Business Entity upon written notice to Channel Partner.  In such an event, Channel Partner shall be responsible for payment of all undisputed amounts due and owing to iPass under the Agreement.

2.2       Acceptable Use Policy. Channel Partner agrees that it will not (and will not permit Business Entities) to use the Service in a manner contrary to the iPass acceptable use policy located at http://www3.ipass.com/wp-content/uploads/2010/01/Acceptable-Use-Policy.pdf/, and incorporated herein by reference.

Page 2 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3       End User Realms. A realm is used to uniquely identify a user with a specific End User or group. (An example would be example.com). Realms are created by iPass in cooperation with Channel Partner and the relevant End User. Channel Partner does not own or control these realms by virtue of having registered them with iPass or having paid any fees associated with such registration. Upon request by Channel Partner or the End User, iPass may remove a realm from its system or re-assign a realm to another Channel Partner.

2.4       End User Support. Channel Partner will provide technical and End User support in accordance with Exhibit D.

2.5       End User Satisfaction. iPass may, upon reasonable notice to Channel Partner, directly contact End Users for any reason pertaining to such End User’s use of the Service, subject to compliance with local privacy law. Should an End User communicate to Channel Partner or to iPass its dissatisfaction regarding the Services or related matters, the notified party shall promptly give notice to the other party, and iPass and Channel Partner shall work together in good faith to resolve the issue to End User’s reasonable satisfaction. If in iPass’ reasonable determination the issue is not resolved within thirty (30) days after Channel Partner’s receipt of notice of End User’s dissatisfaction, iPass may, in addition to other remedies available to iPass, revoke Channel Partner’s appointment under Section 1.2 wholly or with respect to such End User and may refer such End User to another iPass channel partner or provide services directly to such End User without any liability to Channel Partner.

2.6       End User Agreements. Before making available any Services to an End User, Channel Partner will enter into an End User Agreement that is materially similar to the terms and conditions contained in Exhibit E. Channel Partner will enforce each End User Agreement with at least the same degree of diligence used in enforcing similar agreements pertaining Channel Partner’s own services or products but in no event will Channel Partner provide a standard of care in this regard that is less than commercially reasonable. Channel Partner will not waive, amend, or agree to terms that would tend to negate or materially dilute the sample terms provided in Exhibit E. Channel Partner shall promptly notify iPass of any material breach of any End User Agreement and will cooperate with iPass and/or iPass suppliers in any legal action to mitigate iPass’ damages in the event of any such breach. iPass may, and may require Channel Partner to suspend or terminate Services to an End User who breaches the terms of an End User Agreement. Upon request, Channel Partner will provide iPass a copy of each End User Agreement entered into by Channel Partner and End Users. A breach by an End User is deemed a breach by Channel Partner.

2.7       Training. iPass may provide training in use of the Services. Such training and the applicable fees are indicated in Exhibit D.

3.	Service Rate Plan

3.1       Fees. Channel Partner is solely responsible for billing End Users, and paying iPass for all usage of the Services. Channel Partner agrees to pay for usage of the Service on a monthly basis in accordance with the pricing set forth in Exhibit C. iPass may change the pricing in Exhibit C upon notice to Channel Partner, such changes to be effective within thirty (30) days after the date of such notice, such changes may include, by way of example only, the application of end of life fees.

Page 3 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2       Payment. All payments hereunder will be in US Dollars and are due and payable within thirty (30) days after the date of invoice. iPass may terminate or modify these payment terms with reasonable notice, when, in its reasonable discretion, iPass believes that its payments may be at risk. All rights of Channel Partner are expressly made conditional upon timely payment, without the right of set off, of all amounts due by Channel Partner under the Agreement. Without limiting iPass’ other available rights and remedies, iPass reserves the right to suspend or to terminate any Services ten (10) days after sending written notice of a payment that is thirty (30) or more days past due. iPass may include on an invoice, and Channel Partner agrees to pay for: (i) any Services used within one hundred eighty (180) days before the date of the invoice; and (ii) any corrections to amounts invoiced within one hundred eighty (180) days after the date of the original invoice. If Channel Partner reasonably disputes an invoiced amount, Channel Partner may: (a) withhold such amount from Channel Partner’s payment, provided that Channel Partner gives iPass written notice of the dispute and the reason for such dispute within thirty (30) days after the date of invoice, and pays all invoiced amounts not subject to such dispute by the due date; or (b) in the event that the invoiced amount has already been paid in full, submit a claim to iPass within sixty (60) days following the date of the original invoice.  The parties will cause their authorized representatives to meet within fifteen (15) days after Channel Partner’s notice of dispute to negotiate in good faith to resolve the dispute. If such representatives have not resolved the dispute within fifteen (15) days after their first meeting, the parties will either decide mutually to continue negotiations or, if either party does not desire to continue negotiations, each party may exercise its available remedies with respect to the disputed amounts.  To the extent a dispute resolution requires payment of disputed amounts, Channel Partner shall pay such disputed amounts promptly after the dispute is resolved.

3.3       Late Fees. iPass reserves the right to charge interest of one and one-half percent (1.5%) per month compounded for the entire overdue period or the maximum amount allowed by law if fees are not paid by their due date.

3.4       Taxes. Channel Partner will pay all applicable transaction based taxes including but not limited to sales, use, gross receipts, excise, value-added, duties and other taxes and/or surcharges related to purchase of iPass Services and goods. As between iPass and Channel Partner, Channel Partner will be responsible for self-assessing and remitting all transaction based taxes unless otherwise invoiced by iPass. If Channel Partner is required by law in Channel Partner’s respective country to withhold taxes on payments made to iPass, then Channel Partner shall gross up such payments by the amount of tax withheld. All prices are exclusive of tax. If required to do so by law, iPass will charge sales or value added tax where registered. Otherwise, Channel Partner is liable to self-assess or reverse charge applicable sales or value added tax. For tangible products shipped overseas iPass will not be importer of record. Channel Partner will provide and make available to iPass any resale certificates and other exemption certificates that are related to the taxes that may be due as a result of this Agreement. Upon receipt of any such resale or exemption certificate, iPass will exempt Channel Partner in accordance with the applicable law, effective on the date iPass receives the certificate(s).

4.	Branding

4.1       Branding. Subject to the license grant in Section 1.2, Channel Partner agrees to incorporate and display the iPass trademarks and logos set forth in Exhibit F, Exhibit F may be amended from time to time by iPass (“iPass Marks”), on all Channel Partner web sites mentioning the Service, all help files relating to the Service and all printed collateral referring to the Service. Channel Partner may reproduce and publicly display any iPass web content as provided to Channel Partner by iPass on Channel Partner’s web site. Channel Partner will not modify the iPass Web Content without iPass prior written approval. Channel Partner will have at a minimum one (1) web page describing the iPass Services. Channel Partner will follow the iPass Branding usage guidelines which will be provided by iPass on the secure iPass Portal. Use of the iPass Marks is subject to iPass’ reasonable review and approval. Channel Partner shall state at the first instance of each use of an iPass Mark that the iPass Mark is iPass’ trademark and shall include the symbols TM and ® as appropriate. Channel Partner shall not use any trademark, word, symbol, letter, or design in combination with the iPass Marks in a manner that would create a combination mark. Channel Partner shall not attempt to register the iPass Marks or adopt, use or attempt to register any confusingly similar mark or web site domain names.

Page 4 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2       Client Software Branding. Upon request, iPass will provide Channel Partner co-branding space on the Client Software interface in order to display a logo or trademark of Channel Partner or an End User. The placement and size of any Channel Partner mark included on the Client Software interface, if any, will be in iPass’ sole discretion. Channel Partner may not remove, modify, or obscure the iPass Mark and iPass branding on the Client Software without the prior consent of iPass. iPass will supply Channel Partner with appropriate graphics for Client Software applications, web promotional banners, and logos for print and web uses.

4.3       Information Updates. Channel Partner agrees to update its information on the iPass Services on its website and in other materials at a minimum of once a quarter to reflect current information on the iPass Services as such information is provided by iPass.

4.4       Publicity and Channel Partner Lists. After the Effective Date and subject to approval from the Channel Partner first, iPass may issue a press release announcing that Channel Partner is a reseller of the iPass Service and announcing the existence of this Agreement. Channel Partner shall mention the iPass name in all press releases related to the Services. Channel Partner consents to (i) the use of its name and logo in iPass’ Channel Partner lists, (ii) the use of its name in iPass’ quarterly earnings announcement, and (iii) on the iPass website in order to assist potential End Users with locating an authorized iPass reseller.  Channel Partners agrees to be a reference for iPass, upon iPass’ reasonable request.

Channel Partner will not issue any press release or other public communication related to this Agreement or Channel Partner’s status as an iPass reseller without prior approval of the content by iPass.  Channel Partner shall give iPass a reasonable amount of time to review and approve material distributed publicly.  If iPass provides edits to content about iPass products, services, technology or any other content related to the iPass business, Channel Partner will incorporate those changes into the final document.

5.	INTELLECTUAL PROPERTY

5.1       Channel Partner acknowledges that all iPass intellectual property referenced herein contains the valuable trade secrets of iPass, and Channel Partner agrees not to cause or permit the reverse engineering, translation, disassembly, or decompilation of the intellectual property, or otherwise to attempt to derive the source code thereof, whether in whole or in part. Channel Partner will not use, reproduce, modify, prepare derivative works of, distribute, sublicense, loan, sell, or otherwise transfer any such iPass intellectual property except as expressly permitted herein.

5.2       As between the parties, iPass and/or its suppliers will retain all title, copyright and other proprietary and intellectual property rights in and to the Service, the Server Software and Licensed Software, and any other technology, services, or materials that iPass may provide to Channel Partner hereunder. All rights in and to the foregoing not expressly granted to Channel Partner in this Agreement are reserved to iPass and its suppliers. In particular, but without limiting the generality of the foregoing, no right to or license in the source code for the Licensed Software or Server Software is granted hereunder. Channel Partner will not obfuscate, alter, or remove any copyright, trademark, or other proprietary notice or legend on or in the Licensed Software or Documentation and will include all such markings in all copies of such materials.

Page 5 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.	Warranty.

6.1       Disclaimer of Warranty. iPASS AND ALL iPASS SUPPLIERS EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES, CONDITIONS, AND REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY,INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NEITHER iPASS NOR ANY iPASS SUPPLIER WILL BE LIABLE FOR ANY THIRD-PARTY NETWORK FAILURE. iPASS AND ITS SUPPLIERS SPECIFICALLY DO NOT WARRANT THAT THE SERVICES WILL MEET CHANNEL PARTNER’S OR END USER REQUIREMENTS, WILL BE UNINTERRUPTED, TIMELY, SECURE, ERROR FREE, AVAILABLE ON A SPECIFIED DATE OR TIME OR WILL HAVE THE CAPACITY TO MEET CHANNEL PARTNER’S OR END USER DEMAND DURING SPECIFIC HOURS. CHANNEL PARTNER ACKNOWLEDGES THAT IT HAS NOT ENTERED INTO THIS AGREEMENT IN RELIANCE UPON ANY WARRANTY OR REPRESENTATION.

6.2       iPass Warranty of Title. iPass has requisite title, permits, licenses and authority to grant Channel Partner the rights and licenses referenced herein.

6.3       No Pass-Through Warranty. Channel Partner shall make no representations or warranties concerning the Licensed Software or the Services on behalf of iPass or any iPass supplier.

6.4      Channel Partner Warranty. Channel Partner agrees that the quality of its products and services to be provided in connection with any of the iPass Marks will be substantially the same as the quality of such other Channel Partner products and services and shall otherwise comport with industry standards and in the event of breach of this Section 6.4, Channel Partner shall take prompt and urgent actions to remediate the breach.

7.	Confidential Information.

7.1      For purposes of this Section 7, the “Disclosing Party” shall be the party which discloses Confidential Information and the “Receiving Party” shall be the party that receives the Confidential Information. The following is not considered Confidential Information: (i) information which the Receiving Party is authorized in writing by the Disclosing Party to use without restriction; (ii) information rightfully in the Receiving Party’s possession or known to it without the duty of confidentiality prior to receipt of such information from the Disclosing Party; (iii) information which is rightfully disclosed to the Receiving Party by a third party, having proper possession of such information, without the duty of confidentiality; (iv) information which properly enters the public domain; or (v) information which is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

7.2      The Receiving Party shall use the Disclosing Party’s Confidential Information only for the purpose set forth in the Agreement, and shall cause its Users to keep Confidential Information confidential, sharing it on a “need-to-know” basis only. The Receiving Party may disclose Confidential Information in connection with a judicial or administrative proceedings to the extent such disclosure is required under law or a court order, provided that the Disclosing Party shall be given prompt written notice of such proceeding. Upon termination of this Agreement or Disclosing Party’s request, Receiving Party shall return and at Disclosing Party’s option, destroy any and all Confidential Information exchanged under this Agreement.

7.3       In addition to any other remedies, the Disclosing Party shall be entitled to seek equitable relief.

7.4      For Confidential Information pertaining to the Licensed Software, the obligations set forth in this Section 7 are indefinite. For all other Confidential Information, such obligations shall continue for five (5) years from the date of initial disclosure.

Page 6 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.	Indemnification Obligations.

8.1       By iPass. iPass agrees to indemnify Channel Partner or, at its option, settle, any third party claims that the Licensed Software or Services provided under this Agreement infringes a copyright, patent, trademark, trade secret or other intellectual property right. If the Licensed Software or Service becomes, or in iPass’ opinion is likely to become, the subject of an infringement claim, iPass may, at its option and expense, either: (a) procure for Channel Partner the right to continue using the affected Licensed Software or Service;(b) replace or modify the Licensed Software or Service so that it becomes non-infringing; (c) accept return of the Licensed Software; or (d) terminate the Services. iPass shall have no liability under this Section 8.1 if: (i) the allegation of infringement is a result of a modification of the Licensed Software or Services; (ii) if the Licensed Software or Services is not being used in accordance with the Documentation; (iii) if the Licensed Software is no longer supported by iPass; (iv) if the alleged infringement could be avoided or otherwise eliminated by the use of an published Update; or (v) if the alleged infringement is a result of use of the Licensed Software or Services with any non-iPass supplied third party product or software. This indemnification does not include and/or apply to Internet connectivity or Internet access services.

8.2       By Channel Partner. Channel Partner agrees to indemnify iPass or, at its option, settle, any third party claims against iPass arising from or relating to Channel Partner’s: (a) infringement of a copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) violation of iPass’ acceptable use policy, or (c) a violation of this Agreement.

8.3       Mechanics of Indemnity. The above indemnification obligations are contingent upon: (i) the indemnified party providing prompt written notice to the other party of any such claims and assistance in the defense thereof; (ii) the party indemnifying has sole right to control the defense or settlement of any such claim, provided that the settlement does not require a payment or admission of liability on the part of the indemnified party; and (iii) that indemnified party does not take any actions or refrain from taking actions that hinder the defense or settlement process as reasonably directed by the party indemnifying the other party.

8.4       SECTION 8 STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF THE PARTIES WITH RESPECT TO ANY ACTUAL OR ALLEGED THIRD PARTY CLAIMS ARISING FROM OR RELATING TO THIS AGREEMENT.

9.	Limitations of Liability.

9.1     Direct Damages. EACH PARTY’S MAXIMUM LIABILITY FOR DAMAGES CAUSED BY ITS FAILURE TO PERFORM ITS OBLIGATIONS UNDER THE AGREEMENT IS LIMITED TO: (A) PROVEN DIRECT DAMAGES FOR CLAIMS ARISING OUT OF PERSONAL INJURY OR DEATH, OR DAMAGE TO TANGIBLE PROPERTY CAUSED BY THE PARTY’S NEGLIGENT OR WILLFUL MISCONDUCT; AND (B) PROVEN DIRECT DAMAGES FOR ANY AND ALL CLAIMS ARISING FROM OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE LICENSED SOFTWARE OR SERVICES, NOT TO EXCEED AN AMOUNT EQUAL TO THE AMOUNT OF FEES ACTUALLY PAID BY CHANNEL PARTNER TO iPASS DURING THE SIX (6) MONTHS PRECEDING THE FIRST EVENT GIVING RISE TO SUCH LIABILITY. ALL CLAIMS AGAINST THE PARTIES WILL BE AGGREGATED TO DETERMINE SATISFACTION OF THIS LIMIT, AND MULTIPLE CLAIMS WILL NOT ENLARGE THE LIMIT.

9.2      CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OF THE LICENSED SOFTWARE, THE SERVICES OR DOCUMENTATION, WHETHER FROM BREACH OF CONTRACT OR WARRANTY, FROM NEGLIGENCE, STRICT LIABILITY OR OTHER CAUSE OF ACTION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Page 7 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3      EXCLUSIONS. Channel Partner’s payment obligations, liability for early termination fees or charges, breaches of confidentiality BY EITHER PARTY, misappropriation of intellectual property rights of the other party, and the parties’ indemnification obligations under this Agreement are excluded from thESE LIMITATIONS OF LIABILITY.

10.	Term and Termination

10.1     Term. This Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) full calendar months (“Initial Term”). The Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term”) unless either party provides the other party written notification of its intent to terminate the Agreement no later than sixty (60) days prior to the end of the then applicable term. Except in instances of termination of this Agreement in accordance with Sections 10.2 and 10.3 below, this Agreement shall continue, even if terminated, until the expiration of the last Business Entity Term.

10.2     Termination for Breach. If either party materially breaches this Agreement or terms or conditions within this Agreement, and such breach is not cured within thirty (30) days after written notice is given to the breaching party, then the other party may, by giving written notice to the breaching party, terminate this Agreement as of the end of such thirty (30) day notice period or such later date as is specified in such notice of termination

10.3    Termination in the Event of a Bankruptcy. If a party becomes insolvent or if bankruptcy or receivership proceedings are initiated by or against a party to this Agreement other than for the purposes of solvent reconstruction, the other party shall have the right to terminate this Agreement immediately for cause.

10.4     Economic Hardship. If iPass provides evidence that this Agreement is directly causing material financial losses (“Economic Hardship”) to iPass, the Parties will work together to address and remedy such Economic Hardship. Should the Parties fail to reach a mutually agreeable solution within thirty (30) days after initial written notice to the Partner, iPass may terminate this agreement with ten (10) business days’ written notice.  In the event of such termination, Customer will only be liable for costs of current utilized subscriptions up to the time of the termination of the agreement.

10.5     Effects of Termination. Upon termination for reasons other than material breach by iPass, all fees and expenses (including but not limited to any minimum monthly commitments) to be paid by Channel Partner to iPass shall become due and payable immediately. All fees are non-cancellable and non-refundable. Termination of an order shall not terminate any other order or this Agreement absent a proactive termination of this Agreement in accordance with the applicable termination provisions herein. Upon expiration or termination of this Agreement, the order forms and the all licenses granted in the Agreement will immediately terminate, Channel Partner will immediately remove the Licensed Software and Documentation from its servers, return or destroy all Licensed Software and Documentation in its possession, and each party will return or destroy all copies of the other party’s Confidential Information. Sections 3.4, 3.6, 6.1, 6.3, 7, 8.2, 8.3, 9, 12 and Exhibit A any terms of an Exhibit that should by its nature survive expiration or termination of this Agreement will survive.

11.	Privacy

11.1    Any information that iPass collects from End Users, or that is made available by End Users to iPass hereunder, is subject to iPass’ privacy policy located at http://www.ipass.com/privacy-policy/. This policy is expressly incorporated into and made a part of this Agreement. The Parties further agree that iPass may use End User emails to directly contact End Users for service support and updates. This is limited to providing assistance with service sign up, credential retrieval, troubleshooting network connectivity or application use, informational updates about hotspot additions/changes or planned outages (maintenance).

Page 8 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.	General Terms

12.1     Neither party will be liable to the other for failure to fulfill its obligations caused by circumstances beyond its reasonable control. Such circumstances will include without limitation acts of God, strikes, lockouts, riots, terrorist attacks, acts of war, epidemics, civil disturbance, fire, communication line failures, power failures, earthquakes, floods or other natural disasters. In such event, the obligations of the parties (excluding payment obligations) will be temporarily suspended to such extent reasonable under the circumstances.

12.2     The relationship between the parties is that of independent contractors.

12.3    Channel Partner may not assign the Agreement, the use of any Licensed Software or Services or its rights and obligations under the Agreement without the prior written consent of iPass. Any such assignment is void. The Agreement shall be binding on the parties and all of their respective successors and assigns.

12.4     Any notices required or permitted hereunder will be given to the attention of the Legal Department at the address specified as the principal place of business of each company or at such other address as the parties specify in writing. Notice will be deemed given: upon personal delivery; if sent by confirmed facsimile, upon confirmation of receipt; if sent by overnight courier, upon receipt; or, if sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing. Notwithstanding, all Business Entity notifications, including termination notifications, must be submitted though the iPass Portal.

12.5     If any provision of the Agreement is held to be invalid, illegal or unenforceable by any court or other competent tribunal then the remaining provisions of the Agreement shall remain in full force and effect.

12.6     The laws of California shall govern the construction and enforceability of the Agreement. The parties agree that any action arising under or relating to the Agreement or the Licensed Software or Services shall lie within the exclusive jurisdiction of the Courts located in San Mateo County, California, USA. The United Nations Convention on Contracts for the International Sale of Goods will not apply to the Agreement.

12.7     A person who is not a party to the Agreement has no rights to enforce any term of the Agreement but this does not affect any right or remedy of a third party which exists or is available under applicable law.

12.8     Channel Partner will comply with all applicable laws and regulations, including privacy, data protection, and exportation, regarding its activities related to this Agreement.

12.9    Channel Partner may not export or re-export the Licensed Software, any part thereof, to any country, person or entity subject to U.S. export restrictions. Channel Partner agrees not to export or re-export the Licensed Software: (i) to any country to which the U.S. has embargoed or restricted the export of goods or services, or to any national of any such country; (ii) wherever Channel Partner knows or has reason to know that the Licensed Software will be utilized in the design, development or production of nuclear, chemical or biological weapons; or (iii) to any entity who Channel Partner knows or has reason to know has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

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12.10  Channel Partner represents that: (i) it is duly authorized to provide personal data to iPass; (ii) iPass, its affiliates and its subcontractors can process such data, and (iii) iPass may disclose such data to any affiliate and subcontractor for the purpose of: (a) providing Licensed Software and Services under the Agreement; (b) administering the Agreement; and/or (c) providing marketing and/or product information to Channel Partner through any medium including email. The Parties further agree that iPass may use End User emails to directly contact End Users for service support and updates. This is limited to providing assistance with service sign up, credential retrieval, troubleshooting network connectivity or application use, informational updates about hotspot additions/changes or planned outages (maintenance).

12.11   This Agreement constitutes the entire agreement between the parties concerning the parties with regard to the Licensed Software and Services provided hereunder. All purchase orders, prior agreements, proposals, representations and other understandings whether oral or written, are superseded in their entirety by this Agreement and any applicable order forms. A purchase order may not be used as an order form, and any pre-printed terms on any Channel Partner generated purchase order shall not apply. No alteration or modification of the Agreement will be valid unless made in writing and signed by the parties. In the event of a conflict between the Agreement and any terms and conditions in any other order form, the terms of this Agreement will control unless otherwise expressly stated. The person signing this Agreement represents that he/she is duly authorized to bind the company to the terms and conditions herein.

12.12   Without limiting any of the terms and conditions contained herein, Channel Partner will make available to iPass certain services in exchange for the fees and subject at all times to the terms and conditions referenced in Exhibit G, as same may be updated and amended from time to time.

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EXHIBIT A

DEFINITIONS

“Access Point” means Internet access points to which a User connects via the Client Software.

“Affiliate” means any entity which is controlled by, controls or is under common control with Channel Partner.  For the purposes of this definition, control shall mean ownership of at least fifty percent (50%) of the outstanding voting equity interest. Channel Partner may appoint an Affiliate to perform resale services hereunder with written consent of iPass and in accordance with any iPass mandated contractual commitments and contractual documents.

“Agreement” means this Channel Partner Reseller Agreement, including the Exhibits attached hereto, and orders placed pursuant to this Agreement. For clarity, each order constitutes a separate and distinct order for iPass Software and/or Services, and thus each order constitutes a separate contractual commitment. Each order incorporates the terms and conditions set forth herein.

“Business Entity” means a corporation, partnership, or enterprise that acquires Services from Channel Partner for use by its employees and contractors. A Business Entity is not authorized to resell the Services to any third parties.

11.     “Business Entity Minimum Monthly Commitment” means, for each Business Entity, a minimum monthly commitment of at least 250 Users, by Channel Partner for each Business Entity. iPass shall invoice Channel Partner on a monthly basis, the agreed upon price for the Services as set forth herein. If Channel Partner’s total invoiced amount for the Services, for each Business Entity is less than the amount for the number of Users for the Business Entity’s Minimum Monthly Commitment, iPass will invoice and Channel Partner will pay to iPass, the shortfall difference between the actual amount paid by Channel Partner to iPass and the amount for the number of Users for the Business Entity Minimum Monthly Commitment.

“Business Entity Term” means, for each Business Entity, a period beginning at the beginning of the Business Entity Implementation Period and ending no less than twelve (12) months following the expiration of the Business Entity Implementation Period, as indicated in the order placed by Channel Partner for such Business Entity. Every Business Entity Term automatically renews for a period of no less than 12 months, unless otherwise agreed to in writing between the parties.

“Certified iPass Engineer” means an employee of Channel Partner who has attended one RoamServer training session and successfully completed the following on-line training modules: iPass Orientation, Product Training, Technology Training, and Competitive Training. Successful completion means achieving a passing result on the on-line tests after each module.

“Certified Help Desk Agent” means an employee of Channel Partner who has attended one RoamServer training session, one Help Desk training session, and one Broadband Support training session.

“Certified Trained Sales Personnel” means an employee of Channel Partner who has successfully completed the following on-line training modules: iPass Orientation, Product Training, Technology Training, Competitive Training, and Sales Training. Successful completion means achieving a passing result on the on-line tests after each module.

“Client Software” means the machine executable version(s) of the client software code, including any Updates thereto, that iPass provides Channel Partner hereunder to enable Channel Partner’s End Users to use the Service. The Client Software currently consists of iPass’ Open Mobile software as well as the iPassConnect software.

"Confidential Information" means information maintained in confidence by a party, and which is marked as such, or information whether written or oral that by its nature would be to a reasonable person under the circumstances understood to be confidential or proprietary information of a party including but not limited to iPass’ Software, Documentation, and the parties’ product development and marketing plans, business methods and non-public financial and personnel dat

“Device” means any machine, computer, smartphone or similar User apparatus on which Channel Partner or a Business Entity has installed the Client Software.

“Documentation” means the standard published technical user manuals provided by iPass.

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“Effective Date” means the date of last signature on this Agreement.

“Enabled Devices” mean any device with the Channel Partner’s app (iOS, Android, PC or Mac) which is enabled by Channel Partner to access the iPass services and also registered and enabled, by the Channel Partner to access Channel Partner’s services.

“End Users” or “User” means is any person who has an eligible subscriber ID that allows them to access the iPass Services and iPass Network.

“End User Agreement” means a written agreement between Channel Partner and a Business Entity or an End User, containing terms and conditions at least as protective of iPass and its suppliers as the terms and conditions set forth in Exhibit E.

“iPass Hosted Authentication Service” means a hosted, managed authentication service available within the iPass Portal and hosted by iPass.

“iPass Portal” means the secure website accessible through http://www.ipass.com/ where Channel Partner may obtain information about iPass Services, including invoice, billing, ordering and account information, and submit technical support requests.

“iPass Web Content” means the information and other materials/content provided to Channel Partner to use in developing Channel Partner’s web site(s) or web pages to explain, promote and support the Service.

“Licensed Software” “Software” means the Client Software and the Server Software and any Updates to the Client Software and the Server Software (if any).

“Mobile Network” or “iPass Network” means iPass’ multi-technology mobile access network which includes mobile broadband, Wi-Fi and Ethernet services. The iPass Network is subject to change by iPass upon notice to Partner, on condition that such changes do not materially degrade the network. The iPass Network does not include certain Wi-Fi services that are subject to supplier enforced restrictions.  In addition, if any country is subject to a US embargo or other export restriction, it will not be deemed included in the foregoing list, the iPass Network will not be available from such country, and Customer agrees not to use the Licensed Software or the iPass Network in such country..

“Services” means the services and software provided by iPass as more fully described in Exhibit B attached hereto which allow access to the iPass Network.

“Term” means the duration of the Agreement.

“Update” means any bug fixes, patches or software updates for error corrections which iPass makes available to Channel Partner under this Agreement.

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EXHIBIT B

iPass Services

iPass Services – includes the following services:

iPass Mobile Services are delivered to End Users through a cloud-based platform (the “Platform”) comprising software elements on the mobile device and available over the Internet. iPass´ Platform gives control over the definition and management of mobility services configured to a carrier’s specific needs. This architecture gives an End User choice in access services and serves as a bridge to future functionality through use of extensible web services standards, while keeping the operational and financial burden on carriers low by not requiring them to purchase, deploy and manage on-premises infrastructure.

iPass´ Platform is designed to provide Customer with reliability, flexibility, network security, policy enforcement, consolidated billing and scalability.

The technology consists of the following principal components:

i.	Foundation Services. Provide the basic capabilities needed for a cloud-based platform, including the ability to manage users (add, remove, or change rights), authenticate users to access the platform, authorize access to particular functions, or track and audit use of the platform.

ii.	Operational Services. Are built on top of the iPass Foundation Services platform, enabling Customer to operate the various iPass´ market-facing offers, including user profile/configuration management, network directory management, account management, order management, usage management, support, billing and training.

iii.	Presentation Services. Impact how information is presented to users of the Platform, usually through a web based portal. Presentation Services include web presentation, data validation, access control (controlling who can see and enter what), and web analytics.

iv.	Client Services. Provide the core update functionality within the Platform, with the ability to update the iPass Client Software, configuration files, and network registries associated with it, and to receive the data that the client collects.

v.	Curation Services. Ability of iPass platform to collect information about Open Networks and be able to decode the hotspot information and automate steps to connect to that Network.

vi.	High-Availability and Scalable Authentication Architecture. iPass´ relationships with network service providers enables iPass to provide connectivity through multiple networks in over 100 countries on the Platform. As a result, the cloud-based Platform reduces the risk of service interruptions associated with depending on only one service provider. Furthermore, iPass´ geographically distributed transaction centers act as a unified and fault-tolerant system that provides scalable and highly-available user authentication and quality management information collection. Each point in the authentication process is designed with built-in redundancy and fail-over capabilities.

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EXHIBIT C

SERVICE FEES

1.	Pricing. For each Business Entity where UTLD Pricing is elected, Channel Partner shall pay the fees based on the elected Business Entity User Base Package designated by Channel Partner for each order. The fees include the (i) use of the Mobility Management Services; (ii) unlimited iPass network access (except for certain premium in-flight Wi-Fi Services); and (iii) iPass Hosted Authentication Service. Additionally, no Business Entity Start Up Service Fees will be applied to new Business Entities electing the ULTD Pricing option.

The fees for ULTD Pricing are defined in Table 1 below. The prices in Table 1 represent the transfer pricing from iPass to Channel Partner for ULTD Pricing. No further discounts are applied to this pricing.

TABLE 1

Business Entity Committed Users	Monthly Fee/User	Minimum Monthly Fee
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

2.	Channel Partner shall be charged a maximum rate of [***] per User (“Special Pricing”) for all Business Entities signed up by Channel Partner during the first three (3) full calendar months following the Effective Date (“Introductory Period”). The “Special Pricing” is contingent on a minimum order size of [***] users. Following twelve months after the month, during the Introductory Period, a Business Entity was signed, each Business Entity will be charged according to Table 1 above.

By way of example and for clarity: For a Business Entity order placed in the first month following the Effective Date and with [***] Users, Channel Partner would be invoiced at [***] per User per month from the first month following the Business Entity order and twelve (12) months thereafter. After the first twelve months, and thereafter, Channel Partner will be charged for [***] Users at the rate of [***] per User per month, pursuant to Table 1 above.

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EXHIBIT D

Customized Services and Support

1.       Software Installation Support. iPass personnel will work remotely with Channel Partner to assist the Channel Partner in the installation of the Server Software on Channel Partner’s systems. iPass will provide the services indicated in Table 1 below in order to assist Channel Partner with implementation of Service for use by Channel Partner and End Users.

Table 1-Start Up Services

Service
Access to iPass’ expanding global network	☐
Automatic Phonebook updates	☐
Automatic Open Mobile updates	☐
RoamServer software updates	☐
Monthly Statement and Call Detail Records (CDRs)	☐
Help desk and deployment materials	☐
Monitoring for authentication failures	☐
Customized Open Mobile Client Software	1
Authentication realms (domains)	1
Technical Training Curriculum	1 Web-based session
Sales and Marketing Training Curriculum	1 Web-based session
Participation in open web conference training sessions scheduled by iPass	☐
Seats per year in open regional training scheduled by iPass	4
Access to self-paced training materials on iPass training portal	☐

2.       Technical Support

2.1     Definitions. Any capitalized terms used herein and not defined below are defined in the Agreement.

(a) “First Level Technical Support” means taking End User calls, getting complete information from End Users regarding problems experienced by such End Users, testing the End User name and password, eliminating common End User errors, checking the network status page and escalating unresolved issues with written documentation detailing steps taken prior to escalation.

(b) “Second Level Technical Support” means providing assistance to First Level Technical Support help desk for issues that cannot be resolved through First Level Technical Support.

(c) “Third Level Technical Support” means providing technical assistance to Channel Partner’s authorized Second Level Technical Support personnel for technical issues that cannot be resolved by Second Level Technical Support.

2.2     First Level Technical Support and Second Level Technical Support. Channel Partner or Business Entity will be responsible for providing its End Users First Level Technical Support. Channel Partner will be responsible for providing End Users Second Level Technical Support. Second Level Technical Support personnel who have received training regarding the Service and the Software from iPass pursuant to Section 2 of the Agreement will be authorized to contact the applicable Third Level Technical Support centers at iPass to resolve any problems that cannot be resolved by First Level Technical Support or Second Level Technical Support. Channel Partner may change its authorized contacts for Third Level Technical Support at any time upon written notice to iPass so long as any new authorized contacts have completed the requisite iPass training.

2.3    Third Level Technical Support. iPass will provide Channel Partner with Third Level Technical Support in accordance with iPass standard procedures. iPass will only be obligated to provide Third Level Technical Support for the Software if Channel Partner has installed all Updates released by iPass which fix errors in the Software in accordance with Section 2.4 below. Channel Partner must have its password and id available in order to access and submit a request, absent which iPass will have no obligation to provide Channel Partner with Third Level Technical Support.

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2.4     Software Updates. iPass will notify Channel Partner regarding the availability of Updates and make any applicable Updates available to Channel Partner free of charge through the iPass portal and/or automatic downloads. Unless an Update has been delivered to Channel Partner as a patch to correct an urgent problem (in which case distribution to End Users will be immediate upon receipt), Channel Partner will distribute to its End Users all Updates within thirty (30) days of such Update being made available to Channel Partner. Failure to implement Updates may subject Channel Partner to various fees, including end of life fees, in iPass’ sole discretion. Further iPass may implement end of life fees upon reasonable notice to Channel Partner.

2.5     Requested Changes. Should Channel Partner desire that any changes be made to the Software or implemented in the Service, Channel Partner may submit a written request to iPass detailing the nature of the requested change. iPass agrees to analyze such proposed changes in good faith and respond in writing detailing the feasibility, expense, and anticipated schedule for implementing such change; provided that nothing hereunder obligates iPass to agree to make such change. Should the parties so agree in writing, iPass will make such change to the Software or the Service in accordance with the terms mutually agreed upon by the parties.

3.       Training. iPass will perform training services as agreed upon by the parties and in accordance with the terms of this Agreement.

4.       Service Levels and Escalations

4.1    Additional Definitions.

“Availability” means End Users having access to, full functionality and usage of the service.

“Service Levels” means the minimum service levels to be achieved by iPass in relation to iPass’ performance of its obligations as set out herein.

“Severity Level” means the impact of or nature of a problem as set forth herein.

“Response” means the iPass' acknowledgment of its receipt of a Trouble Report from Channel Partner.

4.2    iPass Support Services. iPass will provide Help Desk to Help Desk support to Channel Partner on components of the iPass Service e.g. the iPass Open Mobile Portal, Hosted Authentication Infrastructure.

4.3    Support Process The following support process shall be followed by the Channel Partner HELPDESK to report or escalate issues to the iPass Support Teams:

a.	Issue Identified to Customer Help Desk

(i)	The End User contacts the Channel Partner Help Desk.
(ii)	Channel Partner Helpdesk follows troubleshooting guide and reviews information in the iPass online knowledge base (help.ipass.com) and determines if internal resources can resolve the issue.
(iii)	If internal resources cannot resolve the issue, then Channel Partner Help Desk contacts iPass Customer Care via web-based support request.

b.	Entering a web-based Support Request

(i)	Access the Portal via url: https://openmobile.ipass.com
(ii)	Enter your username and password and click login.
(iii)	Access is available on the Dashboard tab.
(iv)	Click on the “Manage Tickets” link.
(v)	On the “Cases” tab select the “Create New Case” button or dropdown link
(vi)	Enter the appropriate information as required.

Channel Partner Helpdesk shall provide call-back details (contact name and phone number) in all web-based support requests.

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c.	Ticket Requirements

At a minimum all Severity One and Severity Two problem reports shall contain the following in order to expedite investigation and verification of the problem:

(i)	Username and Description of observed behavior.
(ii)	Debug Logs if available.
(iii)	Steps to reproduce.
(iv)	Operating environment (Operating system, language, software version, profile number and hardware, as applicable.)
(v)	Dates / times of transaction failures.
(vi)	Name of network attempted.

iPass may request additional information for verification of a reported problem as necessary.

d.	Customer Care Hotline

For Severity One issues, iPass recommends that opening a web-based support request be followed by a phone call to iPass at one of the following Severity One Customer Care numbers:

Inside the United States:	+1-877-464-7277
Outside the United States:	+1 650-232-4300
Dialing within Europe:	+44 20 7010 8344

Phone numbers are available 24 hours a day, 7 seven days a week.

Please note that in order to safeguard customers against unauthorized service activity, iPass will require that callers authenticate their credentials via the web based ticketing system prior to any action by iPass.

All change requests MUST be in writing.

In order to ensure that tickets are handled in order of receipt, by priority, calls of a nature which are not Severity One will be ticketed and placed in queue to be handled in order of receipt, by severity.

4.4	Service Levels

(a) Support Request Response - For each Severity Level, iPass shall provide the following response Service Levels:

For Channel Partner Helpdesk Support Requests submitted in accordance with the process defined herein.

Problem Severity	Response Service Level
Severity One	Targeted Response Time: Issues will receive a response from iPass within fifteen (15) minutes (1 hour on weekends and local public holidays) after submitting a Severity One support case followed by a phone call to iPass. Please note Severity One issues reported via a support case only will be responded to within 1 hour.
Severity Two	Targeted Response Time: Issues will receive a response from iPass within 8 hours of receipt of the request (except weekends and local public holidays.)
Severity Three	Targeted Response Time: Issues will receive a response from iPass within 12 hours of receipt of the request (except weekends and local public holidays.)

(b) Problem Verification. iPass and Channel Partner will make reasonable efforts to verify any reported problem as soon as it is reported as well as any follow-up information that may be required.

(c) Update Intervals. iPass will make reasonable efforts to keep Channel Partner’s Second Level Technical Support personnel informed of the latest status on any problem submitted.  In the event Channel Partner’s Second Level Technical Support personnel requires more frequent updates, then these will be discussed and mutually agreed upon and will depend on the severity and complexity of the problem.

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(d) Severity Reclassification. To ensure that severe problems receive highest priority, iPass may modify a ticket submitted as Severity One issue if it clearly does not meet the criteria for Severity One.

4.5	iPass Support Escalation Process

(a)	When to Escalate an Issue
(i)	If iPass fails to respond within the prescribed service level response time, the Channel Partner Help Desk is encouraged to escalate the issue to the Escalation Contact in the respective time zone (see escalation contacts below.)
(ii)	If the iPass Customer Care Representative and the Channel Partner Help Desk cannot agree on an action plan to resolve an issue (Severity One, Two or Three), then the iPass Customer Care Representative and the Channel Partner Help Desk are encouraged to escalate the issue to the Director of Customer Care.
(iii)	Once a plan has been agreed, iPass will work to resolve the issue. If the Channel Partner Help Desk is not satisfied with the progress that is being made to resolve an issue, they are encouraged to contact the Director of Customer Care.

(b)	How to Escalate an Issue
(i)	All escalations should be in writing (to the e-mail address listed below) or by phone followed up with a summary from Channel Partner ’s Help Desk.
(ii)	Written documentation should outline the original issue and progress to date. It should also include impact to the customer and reason for the escalation.

(c)	Response to Escalation
(i)	The Director of Customer Care will respond upon receipt to any escalations.
(ii)	Escalations will take priority over any issue of the same severity level.

Customer Care Escalation Contact

Location/Time Zone	London, UK (GMT)
Regional Contact	Richard Sabbarton
email	rsabbarton@ipass.com
Office Phone	+44 20 7010 8319

Location/Time Zone	Redwood Shores, US (PST)
Regional Contact	Saritha Padubidri
email	spadubid@ipass.com
Office Phone	+ 1 650 232 4127

Location/Time Zone	Bangalore, IN (IST)
Regional Contact	Sujith Varijakshan
email	svarijakshan@ipass.com
Office Phone	+91 80 41380976

ESCALATION Manager – Director of Support

Escalation Manager	Alan Ridgewell
email	aridgewell@ipass.com
Office Phone	+44 20 7010 8304

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Exhibit E

Minimum End User Terms

Channel Partner when used herein has the same meaning as in the Agreement. Channel Partner should change the word “Channel Partner” herein to its name when drafting End User agreements. “You” referred to herein refers to the End User(s). iPass as referenced herein shall mean iPass Inc. Capitalized terms used herein shall have the same meaning ascribed to them in the Agreement.

1.       By its very nature, the Internet contains offensive and/or harmful material, in some cases under descriptions that have been mislabeled or are otherwise deceptive. Neither Channel Partner, iPass nor their suppliers shall be responsible for any damages suffered by any person as a result of obtaining Internet access. Access to the Internet is provided solely on an “AS IS” basis. Neither Channel Partner, iPass, nor its suppliers warrant, nor do they assume responsibility for, any consequences suffered by any person as a result of Internet access including, without limitation, those suffered as a result of accessing Internet information and content, such as, by way of example only, the possibility of contracting computer viruses, accessing information with offensive, inaccurate or inappropriate content. Channel Partner, iPass and its suppliers exercise no control whatsoever over the content of the information passing through their systems.

2.       You agree to be bound by the usage policies of iPass including, by way of example, its Privacy Policy. You acknowledge and agree that iPass may disclose your usage data to Channel Partner and other third parties as detailed in iPass' Privacy Policy (see http:www.ipass.com). You accept that certain uses of your data are necessary to enable provision of the Services to you and accordingly that if you withdraw your consent for iPass to use your data as is detailed in its Privacy Policy the supply of the Service to you may have to be terminated. You acknowledge and agree that all End Users must exercise their own due diligence before relying on any information available on the Internet, and must determine that they have all necessary rights to copy, publish or otherwise distribute any such information available on the Internet under copyright and other applicable laws.

3.       NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS, AND CHANNEL PARTNER, IPASS AND THEIR SUPPLIERS DISCLAIM AND MAKE NO REPRESENTATIONS OR WARRANTIES AND THERE ARE NO CONDITIONS OF ANY KIND, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF NON-INTERFERENCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, OR ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. YOU ASSUME ALL RESPONSIBILITY AND RISK FOR USE OF SERVICES. ANY STATEMENTS MADE IN ANY PACKAGING, MANUALS, WRITTEN OR ELECTRONIC DOCUMENTS, OR BY ANY CHANNEL PARTNER OR IPASS EMPLOYEES, REPRESENTATIVES, OR AGENTS, ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND NOT AS REPRESENTATIONS OR WARRANTIES OF ANY KIND. CHANNEL PARTNER, IPASS AND THEIR SUPPLIERS DO NOT WARRANT THAT SERVICES WILL BE UNINTERRUPTED, ERROR FREE, OR FREE FROM SERVICE DEGRADATION, OR THAT ANY INFORMATION, SOFTWARE, OR OTHER MATERIAL ACCESSIBLE ON THE SERVICES ARE FREE FROM VIRUSES, WORMS, TROJAN HORSES, OR OTHER CODE THAT MANIFESTS CONTAMINATING, INTERFERING, OR DESTRUCTIVE PROPERTIES. CHANNEL PARTNER, IPASS AND THEIR SUUPLIERS CANNOT AND DO NOT GUARANTEE THE SECURITY OR INTEGRITY OF DATA TRANSMISSION or STORAGE, OR THAT VIRUSES, WORMS, TROJAN HORSES, OR OTHER CODE THAT MANIFESTS CONTAMINATING OR DESTRUCTIVE PROPERTIES WILL BE DETECTED OR REMEDIATED BY SERVICES. SERVICES ARE ONLY AVAILABLE WITHIN THE COVERAGE AREA OF THE IPASS NETWORK, WHICH IS SUBJECT TO CHANGE. YOU ACKNOWLEDGE THAT SERVICES MAY BE TEMPORARILY UNAVAILABLE FOR MAINTENANCE, EQUIPMENT MODIFICATIONS, OR UPGRADES, AND FOR OTHER REASONS WITHIN AND WITHOUT THE DIRECT CONTROL OF IPASS.

4.       TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CHANNEL PARTNER, IPASS OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR INTERRUPTED COMMUNICATIONS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THE SERVICE.

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5.       You may not use the Services to take any actions or make any statements that, by way of example only: (a) infringe on any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) violate any applicable law, statute, ordinance or regulation (including without limitation those regarding export control); (c) are defamatory, trade libelous or unlawfully threatening; (d) are pornographic or obscene; (e) violate any laws regarding unfair competition, antidiscrimination or false advertising, (f) result in the distribution of viruses, Trojan horses, worms, time bombs, cancelbots, chain letters or other similar harmful or deleterious programming routines, or (g) result in the unauthorized entry to any other machine accessible via the network. You may not use the Services to distribute any bulk unsolicited emails or otherwise cause an excessive or disproportionate load on Channel Partner’s, iPass’ or their suppliers’ infrastructure. Any access to other networks connected to Channel Partner’s, iPass’ and its suppliers’ networks must comply with the rules appropriate for such networks. Violation of the foregoing may result in termination of access. Given the current regulatory and technical environment you should not have an expectation of privacy in your online activities

6.       iPass and its suppliers shall be deemed to be third-party beneficiaries of this agreement, with the right to enforce the terms of this agreement. You agree that this Agreement is expressly for the benefit of Channel Partner, iPass and its suppliers and may be enforced by them.

7.       You may not resell or redistribute any of the Services to any third parties.

8.       Subject to the terms and conditions of this agreement, Channel Partner grants to you a royalty-free, non-exclusive, non-transferable, limited license right exercisable solely during the term of this agreement to: (1) reproduce, exactly as provided by Channel Partner, object code copies of the Client Software, as needed for distribution to your End Users the iPass Software; and to install and use the iPass Licensed Software. You acknowledge that the Licensed Software contains the valuable information of iPass and its suppliers, and agree not to cause or permit the modification, reverse engineering, translation, disassembly, or decompilation of, or otherwise to attempt to derive the source code of such Licensed Software, whether in whole or in part (except to the extent permitted by applicable law). You will not obfuscate, alter or remove any copyright, trademark or other proprietary notice or legend on or in the Licensed Software and associated Documentation and will include all such markings in all copies of such materials.

9.       The Services may be suspended or terminated if you breach these terms. Any breach of these terms by your End Users shall be deemed a breach by you.

10.     This Agreement shall terminate upon termination of the agreement between Channel Partner and iPass.

Page 20 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F

iPass Marks

iPass®

iPass Open Mobile™

iPass Open Mobile Exchange™

iPass OMX™

iPass ULTD

Page 21 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit G

Parateum Services

Subject to the terms and conditions below, Channel Partner (Pareteum Corporation) will provide on a non-exclusive basis the following services to iPass for resale to iPass’ customers:

Managed Services Platform and Global Cloud Mobility Platform (collectively, the “Pareteum Services”).

Channel Partner (Pareteum Corporation) and iPass shall mutually agree upon the terms and conditions (which will include, without limitation, the scope and geography where the Pareteum Services may be resold, fees and support service and related user terms) upon the earlier to occur of: (i) iPass’ first proposed resale of the Pareteum Services to one of its customers; or (ii) within ninety (90) days from the Effective Date. Once the parties have mutually agreed upon the foregoing terms and conditions, the parties will amend this Exhibit G to reflect the terms by which iPass may resell the Pareteum Services.

Page 22 of 22 iPass Channel Partner Reseller Agreement 04.18.2018 iPass Confidential	[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.